EXHIBIT 23.2

Chang G. Park, CPA, Ph. D.
t 371 E STREET t CHULA VISTA t CALIFORNIA 91910-2615 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

May 30, 2008

To Whom It May Concern:

The firm of Chang G. Park, CPA consents to the inclusion of our report of September 14, 2007 (except as to notes 5, 6, 7, 21 and 22 which are as of May 30, 2008) on the audited financial statements of Dot VN, Inc. and subsidiary as of April 30, 2007 and 2006, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Chang G. Park
Chang G. Park, CPA

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

Chang G. Park, CPA, Ph. D.
t 371 E STREET t CHULA VISTA t CALIFORNIA 91910-2615 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

May 30, 2008

To Whom It May Concern:

The firm of Chang G. Park, CPA consents to the inclusion of our report of April 25, 2008 (except as to notes 5, 13 and 14 which are as of May 30, 2008) on the reviewed condensed consolidated financial statements of Dot VN, Inc. and subsidiary as of January 31, 2008, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Chang G. Park
Chang G. Park, CPA

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board